UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

HOPTO INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21683	13-3899021
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6 Loudon Road, Suite 200, Concord, New Hampshire	03301
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (408) 688-2674

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2020, hopTo, Inc. (the “Company”) entered into an executive employment agreement (the “Agreement”) with Jonathon R. Skeels, the Company’s Chief Executive Officer and Interim Chief Financial Officer, effective as of July 1, 2020.

Pursuant to the Agreement, Mr. Skeels is entitled to receive a base salary of $200,000 per year and other compensation to be determined from time to time by the Company in its sole discretion.

The Agreement also entitles Mr. Skeels to participate in the Company’s employee benefit plans and be reimbursed for expenses incurred in connection with his service to the Company. If Mr. Skeels’ employment is terminated without cause (as defined in the Agreement) the Company will, against the receipt of a mutual release, pay Mr. Skeels an amount equal to 12 months of his annual base salary and pay the premiums for continuation of Mr. Skeels and his family’s health insurance for up to 12 months following his termination.

The foregoing description of the Agreement is a summary only and is qualified in its entirety by the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated September 30, 2020, by and between hopTo, Inc. and Jonathon R. Skeels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

HOPTO INC.

Dated: October 6, 2020	By:	/s/ Jonathon R. Skeels
	Name:	Jonathon R. Skeels
	Title:	Chief Executive Officer and Interim Chief Financial Officer